UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Trinity Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

Trinity Industries, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 1, 2016 (the “Proxy Statement”), in order to update the biography of David W. Biegler, one of the individuals nominated for election to the Company’s Board of Directors, set forth on page 13 of the Proxy Statement.

After the Proxy Statement was printed, the Company learned that the biography of Mr. Biegler included in the Proxy Statement omitted that (i)(a) Mr. Biegler has served as Chairman of Southcross Holdings LP, which is currently the sole owner of Southcross Energy Partners GP, LLC, since August 2014, and served as its Chief Executive Officer from August 2014 to December 2014, and (i)(b) Southcross Holdings LP filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in March 2016, and (ii)(a) Mr. Biegler served as interim President and Chief Executive Officer of Dynegy, Inc. from March 2011 to April 2011, and (ii)(b) certain subsidiaries of Dynegy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in November 2011 after Mr. Biegler had resigned from Dynegy, Inc.’s board of directors.

Except for the changes noted above, this Amendment does not modify any other information set forth in the Proxy Statement.

AMENDMENT

David W. Biegler, 69. Director since 1992. Mr. Biegler is a member of the Audit Committee, the Governance Committee, and the Finance Committee. Mr. Biegler has served as Chairman of Southcross Energy Partners GP, LLC (“Southcross GP”) since 2015, having served as Chairman, President, and Chief Executive Officer since 2012, and as Chairman and Chief Executive Officer since 2011. Southcross GP is the general partner of Southcross Energy Partners, L.P. (“Southcross LP”), a company engaged in natural gas transportation and processing. Mr. Biegler has served as Chairman of Southcross Holdings LP (“Southcross Holdings”), which is currently the sole owner of Southcross GP, since August 2014, and served as its Chief Executive Officer from August 2014 to December 2014. From 2009 to 2011, Mr. Biegler served as Chairman and Chief Executive Officer of a predecessor to Southcross LP. Mr. Biegler also served as a director of Dynegy, Inc., a company engaged in power generation, from 2003 to 2011 and interim President and Chief Executive Officer of Dynegy, Inc. from March 2011 to April 2011. He retired as Vice Chairman of TXU Corp., a company engaged in the generation, transmission, and sale of electricity, at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 to 2001. Mr. Biegler is also a director of Southwest Airlines, Inc., a major airline; and Austin Industries, Inc. In addition, Mr. Biegler served as a director of Animal Health International, a company engaged in selling and distributing animal health products, from 2007 to 2011. In November 2011, after Mr. Biegler had resigned from the Dynegy, Inc. board of directors, certain subsidiaries of Dynegy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. Southcross Holdings filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in March 2016.

Mr. Biegler has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.